EXHIBIT 99.1

Adams Golf Announces Results for Second Quarter 2010

PLANO, Texas, Aug. 10, 2010 (GLOBE NEWSWIRE) -- Adams Golf (Nasdaq:ADGF) today reported net sales of $31.6 million for the three months ended June 30, 2010, as compared to $23.3 million for the three months ended June 30, 2009, an increase of 36% year-over-year. Adams Golf had a net profit of $4.9 million, or $0.63 per fully diluted share, for the three months ended June 30, 2010, as compared to a loss of $5.2 million, or $0.78 per fully diluted share, for the comparable period of 2009.

The Company reported net sales of $54.0 million for the six months ended June 30, 2010, as compared to $46.7 million for the comparable period of 2009, an increase of 15% year-over-year. Adams Golf had a net profit of $6.6 million, or $0.84 per fully diluted share, for the six months ended June 30, 2010, as compared to a loss of $4.8 million, or $0.73 per fully diluted share, for the comparable period of 2009.

The Company's aggregate cash and cash equivalents balance was $10.1 million as of June 30, 2010 and there was no outstanding balance on its credit facility with Wells Fargo.

"We are very pleased with our second quarter and year to date financial results," said Mr. Chip Brewer, CEO and President of Adams Golf.   These results are a testament to the hard work our team has put in, not only during this quarter but over the last eighteen months, as we collectively worked through the economic fallout of late 2008 and 2009.

 "Furthermore, and perhaps most importantly, we continued to make progress on our brand development and market share objectives during the quarter:

  According to Golf Datatech LLC, our year to date U.S. iron dollar share, in the combined On and Off Course Channels, was 10.03%, up 19% year over year. Our year to date wood dollar share in the same channels was 5.28%, up 7% year over year.
  We continued to strengthen our brand through tour exposure and sustained our position as the # 1 hybrid on the PGA, Nationwide and Champions tours.
  We are pleased with the market response to new premium product launches such as the Speedline 9064LS drivers and with initial sell through on recently launched product such as the Idea Pro Black Super hybrids, Idea Pro Black CB1 irons and Idea Black CB2 irons.

"Market conditions for the first half of 2010 are considerably improved over 2009; however, probably reflecting overall consumer confidence, the current industry recovery feels modest as both the consumer and our retail customer appear to be more cautious recently.

"We remain optimistic for full year results and are dedicated to working towards profitable growth of our company and the creation of long term shareholder value," concluded Mr. Brewer.

Conference Call

Adams Golf will host a conference call at 4:30 p.m. Eastern time on Thursday, August 12, 2010, with Chip Brewer, CEO and President, and Pamela High, Interim Chief Financial Officer, to review Adams' Q2 2010 financial results. For telephone access to the conference call, dial (877) 485-3104 or (201) 689-8579 for international calls, and request connection to the Adams Golf conference call. The conference ID # is 353340.

About Adams Golf

Developing high-performance and technologically innovative golf products is the cornerstone of Adams Golf. From initial design, through manufacturing and servicing, Adams Golf is committed to helping golfers of all abilities enjoy the game of golf. For more information on Adams Golf, please visit www.adamsgolf.com or view prior press releases at http://www.adamsgolf.com/news.htm.

The Adams Golf logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5031

Forward Looking Statements

This press release contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements regarding our ability to continue manufacturing products that are commercially acceptable to consumers, the global economic recession, our ability to operate profitably and protect our financial condition, estimates and assumptions in determining and realizing open orders and statements using terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek," "inevitably," "appears," or "believe". Such statements reflect the current view of Adams Golf with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the following: the impact of changing economic conditions ,our ability to further reduce fixed costs; product development difficulties; product approval and conformity to governing body regulations; assembly difficulties; competing product introductions; patent infringement risks; uncertainty of our ability to protect our intellectual property rights; market demand and acceptance of products; the success of our marketing strategy; our dependence on a limited number of customers; business conditions in the golf industry; reliance on third parties, including suppliers; the actions of competitors, including pricing, advertising and product development risks concerning future technology; the management of sales channels and re-distribution; and one-time events and other factors detailed under "Risk Factors" in our 10-K's, 10-Q's and other Securities and Exchange Commission filings. These filings can be obtained by contacting Adams Golf Investor Relations.

Although Adams Golf believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Adams Golf undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to Adams Golf or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

ADAMS GOLF, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

ASSETS
	June 30, 2010	December 31, 2009
	(unaudited)
Current assets:
Cash and cash equivalents	$ 10,116	$ 12,562
Trade receivables, net of allowance for doubtful accounts of $1,709 (unaudited) and $1,625 in 2010 and 2009, respectively	28,112	13,136
Inventories, net	19,872	19,721
Prepaid expenses	299	378
Other current assets	33	22
Total current assets	58,442	45,819

Property and equipment, net	772	934
Deferred tax assets, net	10,228	10,228
Other assets, net	190	238
	$ 69,632	$ 57,219

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 10,629	$ 5,479
Accrued expenses and other current liabilities	11,593	11,228
Total current liabilities	22,222	16,707
Other liabilities	--	2
Total liabilities	22,222	16,709

Stockholders' equity:
Preferred stock, $0.01 par value; authorized 1,250,000 shares; none issued	--	--
Common stock, $0.001 par value; authorized 12,500,000 shares; 7,614,184 and 7,387,309 shares issued and 7,203,247 and 6,976,372 shares outstanding at June 30, 2010 (unaudited) and December 31, 2009, respectively	8	7
Additional paid-in capital	94,035	93,576
Accumulated other comprehensive income	1,939	2,074
Accumulated deficit	(43,818)	(50,393)
Treasury stock, 410,937 common shares at June 30, 2010 and December 31, 2009, at cost	(4,754)	(4,754)
Total stockholders' equity	47,410	40,510

	$ 69,632	$ 57,219

ADAMS GOLF, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net sales	$ 31,600	$ 23,254	$ 53,957	$ 46,730
Cost of goods sold	16,930	20,476	29,221	34,943
Gross profit	14,670	2,778	24,736	11,787

Operating expenses:
Research and development expenses	591	738	1,219	1,590
Selling and marketing expenses	6,716	5,437	12,409	11,387
General and administrative expenses	2,303	1,743	4,406	3,586
Total operating expenses	9,610	7,918	18,034	16,563
Operating income (loss)	5,060	(5,140)	6,702	(4,776)

Other income (expense):
Interest expense, net	(9)	(36)	(18)	(53)
Other income, net	(5)	2	(6)	50

Income (loss) before income taxes	5,046	(5,174)	6,678	(4,779)
Income tax expense (benefit)	123	32	103	61
Net income (loss)	$ 4,923	$ (5,206)	$ 6,575	$ (4,840)

Net income (loss) per common share - basic	$ 0.69	$ (0.78)	$ 0.93	$ (0.73)
- diluted	$ 0.63	$ (0.78)	$ 0.84	$ (0.73)
CONTACT:  Adams Golf
          Pamela High, Interim Chief Financial Officer
          (972) 673-9000
          InvestorInfo@adamsgolf.com